As filed with the Securities and Exchange Commission on April 28, 2006

Registration No. -

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	33-0795984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1635 Village Center Drive, Suite 250

Las Vegas, Nevada 89134

(702) 839-7200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Daniel C. Montano

Chief Executive Officer

CardioVascular BioTherapeutics, Inc.

1635 Village Center Drive, Suite 250

Las Vegas, Nevada 89134

(702) 839-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Ronald Warner, Esq.

David R. Decker, Esq.

Lord, Bissell & Brook LLP

300 S. Grand Avenue, Suite 800

Los Angeles, California 90071

(213) 485-1500

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share or per Warrant	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.001 par value	9,070,085(1)	$5.87	$53,241,399(2)	$5,697
Warrant to purchase 200,000 shares of common stock at $2.00 per share	1	$1,344,000	$1,744,000(3)	$187
Warrant to purchase 250,000 shares of common stock at $10.00 per share	1	$1,185,000	$3,685,000(3)	$394

(1)	8,545,085 shares represent 175% of the shares estimated to be presently acquirable by certain selling security holders upon conversion of senior secured notes (including interest thereon) purchased in a private offering plus 110% of the shares acquirable upon exercise of warrants acquired in the private offering of notes; plus 200,000 shares acquirable by Mickael A. Flaa assuming exercise of his warrant to purchase common stock at $2.00 per share; plus 250,000 shares acquirable by Mickael A. Flaa assuming exercise of his warrant to purchase common stock at $10.00 per share; plus 75,000 shares acquirable by First Dunbar Securities Corporation and affiliates or transfees assuming exercise of its warrants.

(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) of the Securities Act of 1933, as amended, based on the average of the high and low prices of our common stock as reported on the OTC Bulletin Board on April 25, 2006.

(3)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(i) by adding the consideration to be received by the Registrant in connection with the exercise privilege of each warrant ($400,000 and $2,500,000 respectively) to the proposed offering price of each warrant, which proposed offering price is determined pursuant to the Black Sholes valuation method.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Preliminary Prospectus, Subject to completion, dated April 28, 2006.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

9,070,085 Shares of Common Stock, $0.001 par value

1 Warrant to purchase 200,000 Shares of Common Stock at $2.00 per share

1 Warrant to purchase 250,000 Shares of Common Stock at $10.00 per share

This prospectus relates solely to the resale from time to time of up to an aggregate of 9,070,085 shares of common stock of CardioVascular BioTherapeutics, Inc. (the “Company,” “we” or “us”) and two warrants to purchase shares of our common stock (collectively the “Securities”) by the selling security holders identified in this prospectus who have contractual registration rights with us. The selling security holders may sell none, some or all of the Securities offered by this prospectus. We cannot predict when or in what amounts the selling security holders may sell any of the Securities offered by this prospectus.

The selling security holders identified in this prospectus may offer the shares from time to time as each selling security holder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 8 at prevailing market prices or prices related to such prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices.

We will not receive any of the proceeds from the sale of the Securities by the selling security holders pursuant to this prospectus. We have agreed to pay all expenses relating to registering the Securities. The selling security holders will pay any brokerage commissions and/or similar charges incurred for the sale of these shares of these Securities.

Our common stock is listed on the OTC Bulletin Board (symbol: CVBT.OB). The last reported sale price of our common stock on April 26, 2006 was $5.86 per share.

Investing in our common stock involves a high degree of risk. See “ Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is [            ] , 2006

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a “shelf” registration process or continuous offering process. Under this shelf registration process, the selling security holders may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities which may be offered by the selling security holders. In certain cases, a prospectus supplement containing specific information about the terms of a specific offering may be filed. That prospectus supplement may include additional risk factors or other special considerations applicable to the offering and may also add, update, or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

SUMMARY OF THE PROSPECTUS

The following summary should be read together with the information contained in other parts of this prospectus and the documents we incorporate by reference. It likely does not contain all of the information that is important to you or that you should consider when making an investment decision.

Overview

We are a biopharmaceutical company focused on developing new drugs for the treatment of cardiovascular diseases where the growth of new blood vessels can improve the outcome for patients with these diseases. The active ingredient in our drug candidates, Cardio Vascu-Grow™, is designed to facilitate the growth of new blood vessels in the heart and other tissues and organs with an impaired vascular system.

We have never generated revenues. We are a development-stage company and are funding FDA clinical trials and preclinical studies for our product pipeline of current and potential future drug candidates.

Market Opportunity

According to the American Heart Association 2006 Update, blockage of coronary arteries resulting in severe damage to the heart is the number one cause of death in the United States. The American Heart Association 2006 Update indicates that nearly 38% of all deaths in the United States were caused by cardiovascular disease, with over half of these deaths due to coronary artery disease. We are now working with a team of experienced drug development scientists and business professionals to confirm the medical benefit of our drug candidate for No Option Heart Patients, with the active ingredient, Cardio Vascu-Grow™, in FDA authorized Phase I clinical trials which we commenced in November 2003. Presently, it is anticipated that we will be responsible for the registration of Cardio Vascu-Grow™ for sale in the United States and eventually, if approved, we will also handle the sale and distribution of Cardio Vascu-Grow™ in the rest of North America, Europe and Japan. In the remaining international marketplaces, if approved, we anticipate selling our drug through affiliated or unrelated regional distributors.

The market for wound healing includes diabetic, bedridden and elderly patients that suffer from wounds, open sores and diabetic ulcers. According to the U.S. Healthcare Finance Administration, approximately 2.5 to 3.0 million patients a year suffer from these maladies. Annual treatment costs in the United States alone are in the range of $5-7 Billion. Our Investigational New Drug Application (“IND”) to the U.S. FDA has been allowed and the FDA has authorized us to commence a Phase I clinical trial in diabetic patients who have foot ulcers and/or open leg wounds.

Peripheral Vascular Disease (PVD) is a disease in which the arteries of the leg become blocked, leading, in many cases, to intense pain and suffering for these patients. The active ingredient in the Company’s drug candidates, Cardio Vascu-Grow™, has proven to be a potent stimulator for growing new blood vessels in affected areas of the legs of rabbits, thereby providing blood perfusion to the leg. In its most severe form, PVD can lead to extensive tissue loss and gangrene, which for many patients results in amputation of the limb. Though many therapies are being developed to treat PVD, there are an increasing number of limb amputations in such patients, many of whom suffer from diabetes. According to the American Heart Association’s 2006 report, there are 8 million Americans suffering from this malady.

Stroke is the third leading cause of death in the United States. It is reported by the American Heart Association that each year about 700,000 people experience a new or recurrent stroke in the U.S. The cost to treat and care for the nearly 5.5 million stroke patients in the United States was nearly $57.9 Billion in 2006. We have completed stroke recovery studies in animals, which indicate and confirm that our Stroke Recovery drug candidate could significantly reduce the volume of stroke in animals.

Research and Development

Our research and development is focused on developing new drug candidates in which Cardio Vascu-Grow™ is the active ingredient for the treatment of cardiovascular diseases where the growth of new blood vessels can improve the outcome for patients with these diseases, The active ingredient in our drug candidates, Cardio Vascu-Grow™, is designed to facilitate the growth of new blood vessels in the heart and other tissues with an impaired vascular system.

We conduct research to identify and evaluate medical indications that may benefit from our protein active ingredient, Cardio Vascu-Grow™. When, in our opinion, the evidence and results of our research warrant, a potential new drug candidate is graduated from research to development. Each of our drug candidates follows a similar development pathway. Our first step is animal studies. We look for the correct biological response of our protein active ingredient, Cardio Vascu-Grow™. We also do toxicity studies where we will look for any unexpected side effects of our products compared to similar products on the market, if any. We will then initiate our clinical development program which will commence with the submission of an Investigational New Drug application (“IND”) to the U.S. Food and Drug Administration (“FDA”). If approved, it will allow us to begin our human studies. With each protein product in development, we agree with the FDA on a case-by-case basis the extent of clinical testing we must perform.

Our clinical development includes our drug candidates for No-Option Heart Patients and Wound Healing. Our pre-clinical development includes our drug candidates for Peripheral Vascular Disease, Stroke Recovery, Chronic Back Pain and Lumbar Ischemia, and Intestinal Ischemia.

We are continuing our research to identify and evaluate medical indications in our pipeline that may benefit from our protein active ingredient, Cardio Vascu-Grow™. When, in our opinion, the results of our research in addition to our evaluation of the market place potential warrant, our potential new drug candidates currently in research may graduate from research to development.

We are continuing our research activities for indications in the heart with Adjunct to Bypass Surgery, Diffuse Heart Disease, and Catheter Based Delivery. In the area of wound healing, we are continuing our research in Bed Sores, Anastomoses and Surgical Incisions. In the nerve tissue area we are continuing our research in Diabetic Neuropathy and Acute Ischemic Stroke. In the digestive system area, we are continuing our research in Pancreatitis and Inflammatory Bowel Disease. In the area of bone and connective tissue, we are continuing our research in Bone Repair, Cartilage Repair, and Avascular Necrosis. Lastly, we are continuing our research in Kidney Ischemia.

Our Business Strategy

According to the AHA Heart Disease and Stroke Statistics—2006 update, $257 billion dollars are estimated to be spent in the US on direct health care costs treating and caring for patients with cardiovascular diseases and stroke in 2006. Of this total, $50 billion is expected to be spent on medical durables in 2006. Additionally, the cost in the US of lost productivity and morbidity of patients with cardiovascular diseases and stroke is estimated in this report to total $146 billion in 2006. This totals an estimated $403 billion of direct and indirect costs in the US associated with cardiovascular diseases and stroke in 2006. The prevalence and cost of cardiovascular disease and stroke in the US is growing and far exceeds that of cancer and HIV. We believe there is a significant and growing business opportunity for new drugs that can address cardiovascular diseases and stroke.

We will focus first on the growth of new blood vessels in patients with coronary heart disease. According to the American Heart Association 2006 Update, over $142.5 billion per year in drug costs is spent on treating coronary heart diseases. Traditional treatments include open heart by-pass procedures, balloon angioplasty procedures to open blocked arteries, insertion of stents into blocked arteries and selected drugs including nitrates that dilate the coronary arteries. If the clinical trials continue to be successful, we believe that treatment with our No Option Heart Patient drug candidate in which Cardio Vascu-Grow™ is the active ingredient can lower the overall cost of treating coronary heart disease. This analysis reinforces our decision to make the treatment of coronary heart disease the first market for development.

We are researching other potential applications for Cardio Vascu-Grow™ in humans with different types of vascular disease. As mentioned above, medical conditions other than blocked coronary arteries that are also characterized by blocked blood vessels may also be amenable to this therapy. This may include people with diabetes who suffer from restricted blood flow to their legs due to clogged arteries, leading to amputations every year. In addition, Cardio Vascu-Grow™ may be useful in the treatment of certain forms of stroke and hypertensive renal disease.

Our goal is to establish our drug candidates with Cardio Vascu-Grow™ as the active ingredient as an integral part of the treatment regimen for cardiovascular disease where the growth of new blood vessels can improve the outcome for patients with these diseases.

The key elements of our strategy are to (1) obtain regulatory approval of our drug candidates, (2) maintain our source of supply of Cardio Vascu-Grow™ through our current or other outsourced manufacturing companies, and (3) establish our marketing sales and distribution capabilities.

Our Corporate Information

We were incorporated in Delaware in March 1998. Our executive offices are located at 1635 Village Center Circle, Suite 250, Las Vegas, Nevada 89134, and our telephone number at that location is (702) 839-7200. Our website can be accessed at www.cvbt.com. Information contained on our website does not constitute part of this prospectus.

THE OFFERING

Common stock being offered for resale to the public by the selling security holders	9,070,085 shares

Warrants held by Mickael A. Flaa (“Flaa Warrants”)	Warrant to Purchase 200,000 shares of our common stock at $2.00 per share. Warrant to Purchase 250,000 shares our common stock at $10.00 per share.

Total Proceeds	We will not receive any proceeds from the resale of our common stock or the warrants pursuant to this offering. Assuming no cashless exercises, we will be entitled to receive up to a maximum of $9,837,497, when and if, the Flaa Warrants, warrants issued to First Dunbar Securities Corporation (and its affiliates or transferees) and the other selling security holders are exercised to purchase our common stock to be resold under this prospectus.

OTC Bulletin Board Symbol	CVBT.ob

Risk Factors	See “Risk Factors” and the other information incorporated by reference in this prospectus for a discussion of risk factors you should carefully consider before deciding to invest in our common stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Included and incorporated by reference in this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in or incorporated by reference into this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. The words “should,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict,” “plan” and similar expressions are also intended to identify forward-looking statements.

These forward-looking statements include, but are not limited to, statements regarding:

•	business strategy;

•	amounts and types of capital expenditures and operating expenses;

•	expansion and growth of our business and operations;

•	approval of our drug candidates by the Food and Drug Administration;

•	operating results and working capital; and

•	future methods and types of financing.

Such forward-looking statements involve assumptions and are subject to known and unknown risks and uncertainties that could cause actual results or performance to differ materially from those expressed or implied by such forward-looking statements. Although we believe that the assumptions reflected in such forward-looking statements are reasonable, we can give no assurance that such assumptions will prove to have been correct. You should read the section entitled “Risk Factors” for a discussion of some of the factors that may affect these assumptions. Forward-looking statements speak only as of the date they are made and we undertake no obligation to update them.

RISK FACTORS

Investing in our securities involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in our company described in our most recently filed Annual Report on Form 10-K and our most recently filed Quarterly Reports on Form 10-Q, each filed with the SEC and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business operations. To the extent a particular offering implicates additional risks, we will include a discussion of those risks in the applicable prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the resale of the Securities under this offering. Please read “Selling Security Holders” for a list of the persons receiving proceeds from the sale of the Securities covered by this prospectus.

When, and if, the warrants issued to certain of the selling security holders in connection with our March 20, 2006 private placement of $20,000,000 of senior secured notes (the “private placement”) are exercised, and unless the warrant holders elect a cashless exercise, we will receive $8.50 per share for a maximum total of $5,999,997. When, and if, the Flaa Warrants are exercised, and unless he elects a cashless exercise, we will receive $2.00 per share for a maximum total of $400,000 for one warrant and $10.00 per share for a maximum total of $2,500,000 for the other warrant. When, and if, the warrants issued to First Dunbar Securities Corporation and its affiliates are exercised, and unless the warrant holders elect a cashless exercise, we will receive $12.50 per share for a maximum total of $937,500. When and if such amounts are received, we will use the proceeds for general working capital and other corporate purposes.

SELLING SECURITY HOLDERS

The selling security holders may from time to time offer and sell the securities set forth below pursuant to this prospectus. When we refer to “selling security holders” in this prospectus, we mean those persons listed in the table below.

The following table sets forth, as of April 28, 2006, the name of each selling security holder for whom we are registering a security for resale to the public, and the number of warrants and/or shares of common stock that each selling shareholder may offer pursuant to this prospectus. The common stock we are registering will be issued to the selling security holders upon conversion of convertible notes or upon the exercise of warrants. The selling security holders listed below either (i) acquired the right to acquire our common stock in the private placement or (ii) received a warrant in exchange for services rendered on our behalf. Except for the transactions covered in the private placement, none of the selling security holders has, or within the past three years has had, any material relationship with us or any of our predecessors or affiliates except as described in notes to the table below.

Securities

Based on the information provided to us by each selling security holder and as of the date the same was provided to us, we calculated beneficial ownership based on SEC requirements, and the information we included regarding beneficial ownership is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, each selling security holder identified in the table has sole voting and investment power with respect to all shares he, she, or it beneficially owns, subject to applicable community property laws. We cannot advise you as to whether the selling security holders will in fact convert the notes, exercise the warrants, or sell any or all of such shares of common stock. In addition, the selling security holders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth on the table below.

Under the terms of the notes and the warrants issued in the private placement, a selling security holder may not convert the notes or exercise the warrants if such conversion or exercise would cause such selling security holder, together with its affiliates, to hold a number of shares of common stock which would exceed 4.99% of our then outstanding common stock, excluding for purposes of such determination shares of common stock issuable upon conversion of the notes which have not been converted and upon exercise of the warrants which have not been exercised. The number of shares in columns B and C do not reflect this limitation.

(A) Name of Selling Security Holder	(B) Shares of Common Stock underlying all convertible or exercisable securities beneficially, owned prior to this Offering(1)	(C) Securities Being offered by Selling Security Holders			(D) Number of Shares of Common Stock or Warrants to be beneficially owned after the Offering	(E) Percentage of Common Stock or Warrants owned after the Offering assuming all shares or warrants offered are sold
		Warrants	Shares of Common Stock
HFTP Investment L.L.C(2)	954,499	—	3,418,034	(9)	0	0
Leonardo, L.P.(3)	787,462	—	2,819,878	(9)	0	0
Gaia Offshore Master Fund, Ltd.(2)	620,424	—	2,221,722	(9)	0	0
Caerus Fund Ltd.(2)	23,863	—	85,451	(9)	0	0
Mickael A. Flaa(4)	500,000	2	450,000		50,000	*
First Dunbar Securities Corp(5)	40,000	—	40,000		0	0
Paul Cuomo(6)	15,000	—	15,000		0	0
VPC Holdings LLC(7)	10,000	—	10,000		0	0
Jezebel Management Corporation(8)	10,000	—	10,000		0	0

*	Represents less than 1%.

(1)	Represents shares that may be acquired upon conversion of senior secured notes (including principal thereof and interest thereon) and exercise of warrants within 60 days of April 28, 2006.

(2)	Promethean Asset Management L.L.C., a New York limited liability company (“Promethean”), serves as investment manager to HFTP Investment L.L.C. (“HFTP”), Gaia Offshore Master Fund, Ltd. (“Gaia”) and Caerus Fund Ltd. (“Caerus”) and may be deemed to share beneficial ownership of the shares beneficially owned by HFTP, Gaia and Caerus. Promethean disclaims beneficial ownership of the shares beneficially owned by HFTP, Gaia and Caerus. James F. O’Brien, Jr. indirectly controls Promethean. Mr. O’Brien disclaims beneficial ownership of the shares beneficially owned by Promethean, HFTP, Gaia and Caerus. Each of HFTP, Gaia and Caerus has advised us that (i) it is not a registered broker-dealer, (ii) it does not control and is not controlled by a registered broker-dealer, (iii) it is an affiliate of a registered broker-dealer due solely to it being under common control with a registered broker-dealer, (iv) the broker-dealer that is an affiliate of such selling security holder was not involved in the purchase of the senior secured notes and warrants, and will not be involved in the ultimate sale, of the securities, (v) it purchased the senior secured notes and warrants in the ordinary course of its business, and (vi) at the time such selling security holder purchased the senior secured notes and warrants, it was not a party to any agreement or other understanding to distribute the securities, directly or indirectly.

(3)	Leonardo Capital Management, Inc. (“LCMI”) is the sole general partner of Leonardo, L.P. Angelo, Gordon & Co., L.P. is the sole director of LCMI. John M. Angelo and Michael L. Gordon are the principal executive officers of Angelo, Gordon & Co., L.P. and hold voting and dispositive powers with respect to the offered securities. Leonardo, L.P. has advised the Company that (i) it is not a registered broker-dealer, (ii) it does not control and is not controlled by a registered broker-dealer, (iii) it is an affiliate of a registered broker-dealer due solely to its being under common control with a registered broker-dealer, (iv) the broker-dealer which is an affiliate of such selling stockholder was not involved in the purchase of the senior secured notes and warrants and has not been and will not be involved in the ultimate sale of the underlying common stock, (v) it purchased the senior secured notes and warrants in the ordinary course of its business, and (vi) at the time such selling stockholder purchased the senior secured notes and warrants, it was not a party to any agreement or other understanding to distribute the securities, directly or indirectly.

(4)	Mickael A. Flaa is a consultant to us, our Chief Financial Officer and one of our directors. Mr. Flaa acquired a warrant to purchase 200,000 shares of our common stock at $2.00 per share in 2003 in exchange for services rendered to us. Mr. Flaa was issued a second warrant to purchase 250,000 shares of our common stock at $10.00 per share in March 2006 in exchange for services rendered to us. Mr. Flaa has also been issued options to purchase 50,000 shares of our common stock at $10.00 per share in exchange for services rendered as a non-employee director. The shares underlying the option are not registered in this prospectus.

(5)	First Dunbar Securities Corporation (“First Dunbar”) is an SEC registered broker dealer and was the underwriter for our initial public offering. First Dunbar acquired a warrant to purchase 75,000 shares of our common stock at $12.50 per share (“FD Warrant”) pursuant to the Underwriting Agreement. First Dunbar elected to have its warrant broken into four separate warrants retaining a warrant to purchase 40,000 shares and allocating the remaining portion to affiliates as set forth in footnotes 7, 8 and 9.

(6)	Paul Cuomo is an individual. He acquired his portion of the FD Warrant from First Dunbar.

(7)	VPC Holdings LLC acquired its portion of the FD Warrant from First Dunbar.

(8)	Jezebel Management Corporation acquired its portion of the FD Warrant from First Dunbar.

(9)	As required by the applicable registration rights agreement, the number of shares of common stock being registered for these selling security holders is equal to the sum of (x) 110% of the number of warrant shares issuable upon exercise of the outstanding warrants as of the second trading day (April 26, 2006) immediately preceding the date the registration statement of which this prospectus is a part is initially filed with the SEC and (y) 175% of the quotient of the $20,000,000 principal amount of senior secured notes divided by the arithmetic average of the weighted average price of the common stock on the five consecutive trading days ended on the same date. The number of shares being registered also includes shares which could be used to make interest payments on the senior secured notes. The resulting number of registrable shares has been allocated pro rata among the investors in the private placement based on the number of such registrable securities held by each investor.

PLAN OF DISTRIBUTION

We are registering shares of common stock issuable upon conversion of convertible notes and exercise of the initial warrants issued in the private placement to permit the resale of the shares of common stock by the holders of the convertible notes and the warrants from time to time after the date of this prospectus. We will bear all fees and expenses incident to our obligation to register the securities.

The selling security holders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the common stock is sold through underwriters or broker-dealers, the selling security holders will be responsible for underwriting discounts or commissions or agent’s commissions. The common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions,

(1) on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale,

(2) in the over-the-counter market,

(3) in transactions otherwise than on these exchanges or systems or in the over-the-counter market,

(4) through the writing of options, whether such options are listed on an options exchange or otherwise, or

(5) through the settlement of short sales.

If the selling security holders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, brokers-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling security holders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the selling security holders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling security holders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions, provided that the short sale is made after the registration statement is declared effective. The selling security holders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling security holders may pledge or grant a security interest in some or all of the convertible notes, initial warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to the prospectus. The selling security holders also may transfer and donate the shares of common stock in other circumstances, in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of the prospectus.

The selling security holders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be filed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement, of which this prospectus forms a part. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to an exemption from the registration requirements of the Securities Act (including without limitation Rule 144 and Rule 144A thereunder) may be sold pursuant to such exemption rather than under this prospectus.

The selling security holders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling security holders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement estimated to be $76,200 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that the selling security holders will pay all underwriting discounts and selling commissions, if any. In connection with sales made pursuant to this prospectus, we will indemnify the selling security holders against liabilities, including some liabilities under the Securities Act, or the selling security holders will be entitled to contribution, in accordance with the registration rights agreement. We will be indemnified by the selling security holders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling security holders for use in this prospectus, or we will be entitled to contribution, in accordance with the registration rights agreement.

Once sold under the shelf registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

The Flaa Warrants, the shares of common stock issuable upon exercise of the Flaa Warrants and the shares of common stock issuable upon exercise of the FD warrant will be distributed in the same manner as set forth above.

DESCRIPTION OF CAPITAL STOCK AND WARRANTS

A description of our capital stock may be found in our Registration Statement on Form 8-A, filed with the Securities and Exchange Commission on February 22, 2005.

Warrants

As of April 25, 2006, the following warrants were outstanding:

•	A warrant issued to Mickael A. Flaa to purchase 200,000 shares of common stock at an exercise price of $2.00 per share issued for services. This warrant expires in June 2013.

•	Warrants to purchase 75,000 shares of common stock at an exercise price of $12.50 issued to First Dunbar and its affiliates and transferees for services rendered in our initial public offering. The warrants expire in February 2015. Only the shares underlying these warrants are being registered under this prospectus.

•	A warrant issued to Mickael A. Flaa to purchase 250,000 shares of common stock at an exercise price of $10.00 per share issued for services. This warrant expires in April 2016.

•	Warrants to purchase 705,882 shares of common stock at an initial exercise price of $8.50 per share issued in the private placement. Only the shares underlying these warrants are being registered under this prospectus.

Transfer Agent and Registrar

Our Transfer Agent and Registrar for our common stock is American Stock Transfer & Trust Company. Its phone number (800) 937-5449.

EXPERTS

The financial statements appearing in our Annual Report (Form 10-K) for the year ended December 31, 2005 have been audited by Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm, as set forth in their reports thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Flaa Warrants and the shares of our common stock offered by this prospectus will be passed upon by Lord, Bissell & Brook LLP.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, NE, Room 1580, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room in Washington D.C. and in other locations. Our SEC filings are also available to the public from commercial document retrieval services and at the Internet Website maintained by the SEC at http://www.sec.gov.

This prospectus does not contain all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and the documents filed as exhibits to the registration statement are available for inspection and copying as described above.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document separately filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about Cardio. We incorporate by reference the documents listed below and any future filings we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

Our SEC Filings (SEC File NO. 0-51172)	Period Covered or Date Filed

Annual Report on Form 10-K	Year ended December 31, 2005 (filed March 31, 2006)

Current Reports on Form 8-K	March 24, 2006, March 23, 2006, March 22, 2006, March 21, 2006, March 9, 2006, and January 17, 2006 (other than the portions of those documents not deemed to be filed)

The description of our common stock set forth in Cardio’s Registration Statement on Form 8-A, filed with the SEC on February 22, 2005, including all amendments and reports filed for the purpose of updating such description

You may obtain any of the documents incorporated by reference through us or the SEC or its Internet website, as described above. Documents incorporated by reference are available from us without charge, excluding all exhibits unless specifically incorporated by reference as an exhibit to this prospectus. You may obtain documents incorporated by reference into this prospectus by checking our website, requesting them in writing or by telephoning us at the following address or phone number:

CardioVascular BioTherapeutics, Inc.

1635 Village Center Circle, Suite 250

Las Vegas, Nevada 89134

Attention: Investor Relations

Telephone: (702) 839-7200

www.cvbt.com

We have not authorized anyone to give any information or make any representation about this offering or us that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

COMMON STOCK

PROSPECTUS

                    , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses, all of which are to be paid by us, in connection with the sale and distribution of the securities being registered:

SEC filing fee	$6,000
Legal fees and expenses	$50,000
Accounting fees and expenses	$7,500
Blue Sky filing fees	$10,200
Printing expenses	$1,500
Miscellaneous	$1,000

Total	$76,200

Item 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding—other than an action by or in the right of the Company—by reason of the fact that the person is or was a director, officer, agent or employee of the Company, or is or was serving at our request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acting in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well but only to the extent of defense expenses, including attorneys’ fees but excluding amounts paid in settlement, actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Our By-Laws provide that we will indemnify our directors, officers, employees and other agents to the extent permitted by the Delaware General Corporation Law (“DGCL”). As noted above, we are also empowered by Section 145 of the DGCL to enter into indemnification agreements with our directors and officers and to purchase insurance on behalf of any person whom we are required or permitted to indemnify. We have obtained a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

In addition, our certificate of incorporation, as amended, provides that a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (iii) for any transaction where the director derives an improper personal benefit, and (iv) for improper distributions to stockholders and loans to directors and officers. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expresses in the Securities Act and is, therefore, unenforceable.

Item 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits. The following exhibits are filed with this Registration Statement or incorporated by reference herein:

Exhibit	Description
4.1	Registration Rights Agreement, dated as of March 20, 2006, among CardioVascular BioTherapeutics, Inc., HFTP Investment L.L.C., Gaia Offshore Master Fund, Ltd., Caerus Fund Ltd., and Leonardo, L.P.(1)

4.2	Mickael A. Flaa Warrant

4.3	Mickael A. Flaa Warrant

4.4	First Dunbar Securities Corporation Warrant

4.5	Paul Cuomo Warrant

4.6	VPC Holdings LLC Warrant

4.7	Jezebel Management Corporation Warrant

5.1	Opinion of Lord Bissell & Brook LLP regarding the validity of the securities being registered in this registration statement

23.1	Consent of Singer Lewak Greenbaum & Goldstein LLP, independent registered public accounting firm of CardioVascular BioTherapeutics, Inc.

23.2	Consent of Lord, Bissell & Brook LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page of this registration statement)

(1)	Incorporated by reference from Exhibit 10.2 to the Current Report on Form 8-K, filed on March 22, 2006.

Item 17.	UNDERTAKINGS

The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relaying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to the date of first use.

(e) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Las Vegas, State of Nevada, on April 28, 2006.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

By:	/s/ MICKAEL A. FLAA
Mickael A. Flaa Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned directors and officers of CardioVascular BioTherapeutics, Inc., a Delaware corporation, do hereby constitute and appoint Daniel C. Montano, Mickael A. Flaa, and either of them, with full power to act without the other, our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said Registrant to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statements, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereof; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ DANIEL C. MONTANO Daniel C. Montano	President, Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	April 28, 2006

/s/ JOHN W. JACOBS John W. Jacobs	Vice President, Chief Operating Officer, Chief Scientific Officer, and Director	April 28, 2006

/s/ MICKAEL A. FLAA Mickael A. Flaa	Vice President, Chief Financial Officer (Principal Financial and Accounting Officer), and Director	April 28, 2006

/s/ ALEXANDER G. MONTANO Alexander G. Montano	Director	April 28, 2006

/s/ THOMAS STEGMANN Thomas Stegmann	Director	April 28, 2006

/s/ WOLFGANG PRIEMER Wolfgang Priemer	Director	April 28, 2006

/s/ GARY B. ABROMOVITZ Gary B. Abromovitz	Director	April 28, 2006

Signatures	Title	Date

/s/ THOMAS L. INGRAM Thomas L. Ingram	Director	April 28, 2006

/s/ ROBERT LEVIN Robert Levin	Director	April 28, 2006

/s/ GRANT GORDON Grant Gordon	Director	April 28, 2006

/s/ JOONG KI BAIK Joong Ki Baik	Director	April 28, 2006